Exhibit 99.1

Contact: Allen E. Lyda

(661) 248-3000

Tejon Ranch Company Announces Terms for Rights Offering to Stockholders

TEJON RANCH, California, May 10, 2010 – Tejon Ranch Co. (NYSE-TRC) announced today that it has set the terms for its previously announced rights offering.

Under the terms of the rights offering, Tejon will distribute, at no charge, to the holders of its common stock as of 5:00 p.m., New York time, on May 21, 2010, one transferable subscription right for each share of Tejon common stock then owned. Each subscription right will entitle the holder to purchase 0.1270 shares of common stock at a purchase price of $23.00 per share. Assuming the rights offering is fully subscribed, Tejon currently expects the gross proceeds of the offering to be approximately $50 million.

The rights offering also includes an over-subscription privilege, which entitles a stockholder who exercises all of its basic subscription privilege in full the right to purchase additional shares of common stock that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of shares among persons exercising this over-subscription right. If there are not enough unsubscribed shares to honor all requests under the over-subscription privilege, Tejon may, at its discretion, elect to issue up to an additional 434,789 of over-allotment shares to honor requests under the over-subscription privilege. If the over-allotment shares are issued maximum gross proceeds in the offering would be approximately $60 million.

Tejon also announced that the mailing of offering materials to stockholders is expected to begin by 5:00 p.m. New York time, May 21, 2010 and that the subscription period will expire at 5:00 p.m., New York time, on June 14, 2010.

The shares issued in connection with the rights offering will be listed on the New York Stock Exchange, and the rights are expected to trade on the New York Stock Exchange until the day before the expiration of the subscription period.

The net proceeds of the offering will be used to provide additional working capital for general corporate purposes, including to fund entitlement and development activities and to continue our investment into new water assets and water facilities.

Tejon reserves the right to modify, extend, postpone or cancel the rights offering at any time prior to the closing of the sale of the shares in the offering.

Tejon has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-166167) and intends to file an amendment to such registration statement (including an amended prospectus). Before you invest, you should read the prospectus included in the amended registration statement, when filed, and other documents Tejon has filed with the SEC for more complete information about Tejon and the rights offering.

The registration statement relating to these securities has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This announcement shall not constitute an offer to sell, or the solicitation of an offer to buy the rights or the underlying shares, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Tejon Ranch Co.

Tejon Ranch Co. is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. More information about Tejon Ranch Co. can be found online at http://www.tejonranch.com.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include, without limitation, our statements contained above regarding the proposed rights offering, and other statements that are not historical facts. These statements involve risks and uncertainties that could cause actual results and events to differ materially, including the possibility that the effectiveness of the Form S-3 may be delayed, or that the rights offering may be cancelled before it closes. For a discussion of further risks and uncertainties related to Tejon’s business, please refer to our public company reports and the Risk Factors enumerated therein, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent reports, filed with the SEC. Tejon undertakes no duty to update any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statements are based.